Exhibit 99.1

FOR IMMEDIATE RELEASE

ANCESTRY.COM INC. COMPLETES ACQUISITION OF iARCHIVES

PROVO, Utah, October 21, 2010 – Ancestry.com Inc. (Nasdaq: ACOM) today announced the completion of the acquisition of iArchives, Inc. and its branded Web site, Footnote.com, a leading American History Web site. This acquisition provides Ancestry.com with a complementary consumer brand, expanded content offerings, and enhanced digitization and image-viewing technologies.

The Company anticipates that it will issue approximately 1.022 million shares of its Common Stock in connection with the acquisition with the final number being subject to post closing adjustments or other claims under the merger agreement.

About Ancestry.com
Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with approximately 1.3 million paying subscribers. More than 5 billion records have been added to the site in the past 13 years. Ancestry users have created more than 19 million family trees containing over 1.9 billion profiles. Ancestry.com has local Web sites directed at nine countries, including its flagship Web site at www.ancestry.com.

About iArchives

iArchives is a leading digitization service provider that also operates Footnote.com, a subscription Web site that features searchable original documents, providing over 35,000 paying subscribers with a view of the events, places and people that shaped the American nation and the world. At Footnote.com, all are invited to come share, discuss, and collaborate on their discoveries with friends, family, and colleagues. For more information, visit www.footnote.com.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements concerning among other things the number of shares of Ancestry.com common stock that will be issued in connection with iArchives, the effects of the proposed transaction on Ancestry.com, our subscriber base, our reach, our activities to enhance subscribers’ experience, our business outlook, our leadership position and our opportunities and prospects for growth. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses and retaining customers, and the additional difficulty of integration when continuing the acquired operation; the adverse impact of competitive product announcements; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Brainerd Communicators, Inc. Corey Kinger (212) 986-6667 investorrelations@ancestry.com	Ancestry.com Heather Erickson (801) 705-7104 herickson@ancestry.com

Brainerd Communicators, Inc. Ray Yeung / Jo Anne Barrameda (212) 986-6667 yeung@braincomm.com / barrameda@braincomm.com